UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 12, 2009

Silicon Storage Technology, Inc.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1020 Kifer Road

Sunnyvale, California 94086

(Address of Principal Executive Offices, including Zip Code)

(408) 735-9110

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On November 13, 2009, Silicon Storage Technology, Inc., a California corporation, or SST, entered into an Agreement and Plan of Merger, or the Merger Agreement, with Technology Resources Holdings, Inc., a Delaware corporation, or Parent, and Technology Resources Merger Sub, Inc., a California corporation and a wholly owned subsidiary of Parent, or Merger Sub. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into SST, and each outstanding share of our common stock (other than shares as to which dissenters’ rights have been properly exercised and except as described below with respect to Bing Yeh and Yaw Wen Hu) will be converted into the right to receive $2.10, without interest.

The Strategic Committee of our Board of Directors, consisting of all four of the independent members of the Board of Directors, approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the our shareholders. Bryant R. Riley, one of our independent directors, voted against the approval of the Merger Agreement. Please see Item 5.02 below.

Our Chairman and Chief Executive Officer, Bing Yeh, and our Executive Vice President and Chief Operating Officer, Yaw Wen Hu, have entered into a contribution agreement with Parent. Under the terms of the contribution agreement, Mr. Yeh and Dr. Hu agreed to exchange all of their SST common stock for common stock and preferred stock of Parent immediately prior to the consummation of the Merger. Parent has obtained conditional equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with our available cash will be sufficient to pay the aggregate merger consideration and all related fees and expenses.

The Merger Agreement contains representations, warranties and covenants of SST, Parent and Merger Sub, including among others, covenants by SST concerning the conduct of our business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The closing of the Merger is subject to closing conditions, including approval of the Merger by (i) the holders of a majority of our outstanding common stock represented and voting at a special meeting to be held to approve the Merger Agreement and the consummation of the Merger, excluding Mr. Yeh and Dr. Hu, and (ii) the holders of a majority of the our outstanding common stock. Mr. Yeh and Dr. Hu, and certain of their affiliates, who hold directly or indirectly, approximately 12.7% of our outstanding common stock, have also entered into voting agreements with Parent pursuant to which they have agreed to vote their shares in favor of the Merger and against any other acquisition proposals, and further agreed to certain restrictions on the transfer of their shares.

The Merger Agreement contains certain termination rights for both SST and Parent and further provides that upon termination of the Merger Agreement under specified circumstances either SST or Parent may be required to pay the other a termination fee. Under specified circumstances, we may be required to reimburse certain of Parent’s expenses incurred in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about SST and contains representations and warranties of each of SST, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, we entered into a limited guarantee, or the Limited Guarantee, expressly for our benefit pursuant to which Prophet Equity LP has guaranteed the due and punctual payment by Parent, as and when due, of the Parent Termination Fee pursuant to Section 8.3(e) of the Merger Agreement, and any enforcements costs related thereto pursuant to Section 8.3(f) of the Merger Agreement.

The foregoing description of the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the Limited Guarantee, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this Current Report on Form 8-K other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10–K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This Current Report speaks only as of its date, and we disclaim any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed merger, Silicon Storage Technology, Inc. will file a proxy statement and other related documents with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when available) and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Silicon Storage Technology, Inc. intends to file with the SEC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2009, Bryant R. Riley resigned effective immediately from the Board of Directors and the Compensation, Nominating and Corporate Governance, and Strategic Committees of the Board of Directors of SST. As a member of both the Board of Directors and Strategic Committee, Mr. Riley voted against the approval of the Merger Agreement discussed in Item 1.01 of this Current Report on Form 8-K. We have furnished Mr. Riley with this disclosure in advance of the filing of this Current Report on Form 8-K as required by Item 5.02.

Item 8.01.	Other Events.

On November 13, 2009, SST and Parent issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 13, 2009, by and among Technology Resources Holdings, Inc., Technology Resources Merger Sub, Inc. and Silicon Storage Technology, Inc.

10.1	Limited Guarantee dated as of November 13, 2009 by and between Silicon Storage Technology, Inc. and Prophet Equity LP.

99.1	Press Release issued jointly by Technology Resources Holdings, Inc. and Silicon Storage Technology, Inc., dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILICON STORAGE TECHNOLOGY, INC.

Date: November 13, 2009	By:	/s/ Bing Yeh
Name: Bing Yeh
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 13, 2009, by and among Technology Resources Holdings, Inc., Technology Resources Merger Sub, Inc. and Silicon Storage Technology, Inc.

10.1	Limited Guarantee dated as of November 13, 2009 by and between Silicon Storage Technology, Inc. and Prophet Equity LP.

99.1	Press Release issued jointly by Technology Resources Holdings, Inc. and Silicon Storage Technology, Inc., dated November 13, 2009.